SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On June 11, 2012, RLJ Lodging Trust (the “Company”) closed on the acquisition of the 278-room Hilton Garden Inn San Francisco/Oakland Bay Bridge located in Emeryville, California (the “Hotel”).  The Company acquired the Hotel from APF Emeryville Ownco LLC (the “Seller”) for $36.2 million in cash, which the Company funded with cash available on its balance sheet. The Seller has no material relationship with the Company or any of its affiliates, other than through the purchase contract related to the acquisition of the Hotel.

The Company is reporting the acquisition of the Hotel under Item 2.01 because the acquisition of the Hotel is considered to be the acquisition of a significant business for purposes of Rule 3-05 of Regulation S-X.

Item 9.01.            Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

To the extent required by this item, historical financial statements for the Hotel will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

(b) Pro forma financial information.

To the extent required by this item, pro forma financial information relating to the acquisition of the Hotel will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: June 15, 2012	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer